Exhibit 99.1

Investor Presentation September 2024 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about the synergies and other benefits, and other aspects of the transactions with Incitec Pivot Limited ("IPL"), strategic plans and management's expectations with respect to the production of green and low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the risk of obstacles to realization of the benefits of the transactions with IPL; the risk that the synergies from the transactions with IPL may not be fully realized or may take longer to realize than expected; the risk that the completion of the transactions with IPL, including integration of the Waggaman ammonia production complex into the Company's operations, disrupt current operations or harm relationships with customers, employees and suppliers; the risk that integration of the Waggaman ammonia production complex with the Company's current operations will be more costly or difficult than expected or may otherwise be unsuccessful; diversion of management time and attention to issues relating to the transactions with IPL; unanticipated costs or liabilities associated with the IPL transactions; the cyclical nature of the Company's business and the impact of global supply and demand on the Company's selling prices; the global commodity nature of the Company's nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company's reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; the Company's ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company's ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company's credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company's risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the Company's green and low-carbon ammonia projects; and risks associated with expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt/adjusted EBITDA, free cash flow, and free cash flow to adjusted EBITDA conversion, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt/adjusted EBITDA, free cash flow, and free cash flow to adjusted EBITDA conversion, included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of the Company's EBITDA, adjusted EBITDA, and free cash flow to the most directly comparable GAAP measures are provided in the tables accompanying this presentation.

EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)—net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.

Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales.

Net debt is defined as short-term debt, the current portion of long-term debt, and long-term debt less cash and cash equivalents. Net debt/adjusted EBITDA is defined as net debt divided by adjusted EBITDA.

Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA.

4 CF Industries built for the long - term 0.17 RIR (1) Industry leading safety 2,700 employees worldwide “We believe operational excellence, outstanding safety and resulting high asset utilization, is a hallmark of the CF Industries team.” - TONY WILL, CEO & PRESIDENT CF LISTED NYSE Publicly traded since 2005 Headquartered in Northbrook, IL (1) 12 - month rolling average recordable incident rate per 200,000 work hours through June 30, 2024 (2) Market capitalization as of August 31, 2024 (3) Share repurchases and dividends from June 30, 2012 through June 30, 2024 BBB Investment grade rating 16 Ammonia production plants $11B+ Returned to shareholders over past 12 years (3) $15B Market capitalization (2)

5 Our mission is to feed and fuel the world sustainably Our Mission, Vision, and Strategy

6 Evaluate accretive acquisitions Margin enhancing projects Share repurchases and quarterly dividends Low - carbon ammonia production growth Pathways to grow shareholder value Creating substantial value for long - term shareholders Return capital to shareholders Inorganic growth opportunities Invest in high return projects within our network Disciplined growth initiatives & clean energy

CF Industries' evolution to world's largest ammonia producer

1946 — **Founded as Central Farmers Fertilizer** (agricultural cooperative)

2005 — **IPO, listed on NYSE**

2010 — **Acquisition of Terra Industries doubled production capacity**

2014 — **Sold phosphate business $1.4B**

2016 — **North America capacity increased by 25%** (expansion at Donaldsonville & Port Neal)

Strategic venture with CHS $2.8B[(1)] supply agreement which represented 8.9% of CF's total production capacity

2020 — **Evolved strategy to provide clean energy in the form of low-carbon ammonia**

2021 — **First commercial scale green ammonia production project**

2022 — **Landmark CCS agreement with ExxonMobil**

2023 — **North America capacity increased by ~10%** (Waggaman acquisition)

(1) The strategic venture with CHS Inc. (CHS) under which CHS owns an equity interest in CF Industries Nitrogen, LLC (CFN), a subsidiary of CF Industries Holdings, Inc., represents approximately 11% of the membership interests of CFN

7

8 CF’s manufacturing process Natural gas N 2 Air H 2 Ammonia 82%N 18% H 2 Ammonia 82%N Ammonia Nitrate 34%N UAN 28 - 32%N Granular Urea 46%N U rea Liquor 47%N Nitric Acid 22%N O 2 CO 2 CO 2 is byproduct of ammonia process, captured & reused to produce urea Inputs Intermediates Products Haber – Bosch process DEF 47 %N Liquid Ammonium Nitrate 35%N

9 Advantaged production and distribution network Strong operational excellence Proven track record of shareholder return Clean energy transition unlocks growth Why invest in CF Industries?

Advantaged production and distribution network

Production capacity exceeding ~10 million tons of ammonia per year

CF Distribution Network Advantage



8 North American production sites strategically located to serve customers


CF

23 integrated distribution terminals



Ability to serve Corn Belt via barge, rail, truck, and pipeline



Leading distribution and logistics capabilities with global reach

Advantaged North American Production Network


Medicine Hat Complex
Courtright Complex
Port Neal Complex
Verdigris Complex
Woodward Complex
Yazoo City Complex
Donaldsonville Complex
Waggaman Complex
CF manufacturing complex
CF owned distribution facility
NuStar Ammonia Pipeline
Key agriculture regions

CF 10

ADVANTAGED PRODUCTION AND DISTRIBUTION NETWORK

11 Global Energy Price 2023 - 2025F (1) Estimated ex - works costs based on annualized costs including settled feedstock prices through July 2024 and from August 2024 to December 2024 based on forward curve and projections as of August 24, 2024 (2) North American production assumed to be 37.2 MMBtu per MT of ammonia for feedstock and fuel, European production assumed at 3 7.8 MMBtu per MT for feedstock and fuel (3) Northwestern Europe CFR assessed as of August 29, 2024 Source: ICE, Bloomberg, CF Analysis Access to low - cost plentiful natural gas provides attractive margin opportunities 0 5 10 15 20 25 30 35 40 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Henry Hub (North America) natural gas TTF (Europe) natural gas Chinese anthracite coal JKM (Asia) natural gas USD per MMBtu Forward spread HH vs TTF ~$8 – $9/MMBtu The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any pu rpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsib ili ty for your use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information $565 0 100 200 300 400 500 600 European Production cost North American Production cost USD per Metric Ton (MT), Ex - Works, 2024 Average Estimated Ammonia Production Cost vs. Benchmark Prices (1) NW Europe CFR (3) Other Cash Cost Energy (2) EU carbon cost TTF HH ~$400/mt margin opportunity ADVANTAGED PRODUCTION AND DISTRIBUTION NETWORK

12 2019 2020 2021 2022 2023 2024F Positive global nitrogen supply - demand dynamics Sources: Industry Publications, CRU Urea Market Outlook as of June 2024, CF Analysis India Urea Imports 7.4 MMT 5 - 6 MMT 2019 2020 2021 2022 2023 2024F China Urea Exports Million metric tons 4.3 MMT 2 - 3 MMT 2019 2020 2021 2022 2023 2024F Brazil Urea Imports 7.3 MMT 7 - 8 MMT Nitrogen Market Outlook Expect China exports and India imports to decline; Brazil imports to increase Europe remains the global marginal producer Russia Black Sea ammonia exports resuming; annual volumes expected to remain below pre - war levels Trinidad and Egypt gas shortages/curtailments Global nitrogen demand growth of ~1.5% per year for traditional applications Announced capacity additions limited ADVANTAGED PRODUCTION AND DISTRIBUTION NETWORK Near - term global nitrogen market remains constructive Long - term demand outpaces expected capacity additions

CF achieves superior capacity utilization through leading safety culture and world-class scale

Keys to operational success:

1. Fostering a "Do it Right" Culture

- Industry leading safety performance

  0.17 RIR[1] as of June 30, 2024

- Equipping employees with the proper safety knowledge, tools and procedures
- Longstanding safety principles

2. Scale and expertise:

- Pure play nitrogen producer
- Consistent investments to maintain assets
- Best practices across our people, processes and network

Demonstrates capital & operational efficiency

North American Ammonia Capacity Utilization[2]

5-year rolling avg. percent of capacity


CF North America (3)
+10%
97%
North America
Excl. CF (4)
87%
5 years ending 2023

CF's 10% greater capacity utilization

yields an additional **~0.9 million tons** of ammonia annually from same assets compared to peers[5]

(1) 12-month rolling average recordable incident rate per 200,000 work hours through June 30, 2024
(2) Source of data: December 19, 2023, CRU Ammonia Database
(3) Represents CF Industries' historical North American production and CRU's capacity estimates for CF Industries
(4) Calculated by removing CF Industries' annual reported production and capacity from the CRU data for all North American ammonia production peer group, Waggaman production/capacity included for one month only
(5) ~0.9 million tons represents the difference between CF Industries' actual trailing 5-year average ammonia production of 9.3 million tons at 97% of capacity utilization and the 8.4 million tons CF Industries would have produced if operated at the 87% CRU North American benchmark excluding CF Industries

Note: CRU North American peer group includes AdvanSix, Austin Powder (US Nitrogen), Carbonair, CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Dyno Nobel, Fortigen, Incitec Pivot (11 months production/capacity), Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosaic, Nutrien, OCI N.V., RenTech Nitrogen, Shemitt International Corp, Shoreline Chemical, Simplot, Yara International

CF 13
STRONG OPERATIONAL EXCELLENCE

14 Industry leading operational excellence drives cash generation Financial Highlights: Q2 2024 (1) See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure (2) Last twelve months share repurchases and dividends through June 30, 2024 (3) See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure (4) 12 - month rolling average recordable incident rate per 200,000 work hours through June 30, 2024 (5) Represents Q2 2024 LTM free cash flow divided by Q2 2024 LTM adjusted EBITDA; see appendix for reconciliations of free cash f low and adjusted EBITDA to the most directly comparable GAAP measures ~99% Q2 2024 Capacity Utilization 0.17 12 - month Rolling Average Recordable Incident Rate (4) World’s Largest Ammonia Producer 51% Q2 2024 LTM FCF/Adj EBITDA Conversion (5) $752M Q2 2024 Adjusted EBITDA (1) $1.2B 1H 2024 Adjusted EBITDA (1) $2.0B LTM Cash from Operations $1.2B LTM FCF (3) $1.4B LTM Capital Returned to Shareholders (2) $1.9B Remaining in Current $3B Share Repurchase Authorization $614M 1H 2024 Net Earnings $420M Q2 2024 Net Earnings PROVEN TRACK RECORD OF SHAREHOLDER RETURN

Creating value by increasing nitrogen participation per share

Intend to repurchase remaining $1.9B of authorization by December 2025 expiration


Annual Nitrogen Equivalent
Tons per 1,000 Shares Outstanding
Since 2010:
Increased production capacity **36%**
Decreased share count **50%**
17
30
39
45
2010
2015
2020
1H24

Production Capacity millions (nutrient tons)

6.0(1) → +16% → 7.0(2) → +18% → 8.2 → • UK decommissioned • Waggaman acquired → 8.2

Million Shares Outstanding(3)

356.3 → (35)% → 233.1 → (8)% → 214.0 → (16)% → 180.4

All N production numbers based on year end figures per 10-K filings

(1) Beginning in 2010 includes capacity from Terra Industries acquisition

(2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests

(3) Share count based on end of period common shares outstanding; share count prior to 2015 based on 5-for-1 split-adjusted shares

Notes:

- *Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara*
- *Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal*
- *Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF's acquisition of publicly traded TNH units*
- *Includes decrease in production capacity due to Ince plant closure*
- *Includes decrease in production capacity due to Billingham NH3 plant closure and additional production capacity from Waggaman ammonia production complex*

CF 15

PROVEN TRACK RECORD OF SHAREHOLDER RETURN

16 CF total shareholder return continuously outperforms 9% 53% 80% 104% -30% -10% 10% 30% 50% 70% 90% 110% 130% 1-Year 3-Year 5-Year 10-Year CF Peer Avg S&P 500 Materials Notes: • One, three, five and ten years through June 30, 2024 • Nutrien’s returns are calculated using weighted returns of Agrium’s and The Potash Corporation of Saskatchewan’s pre - merger pric es based on Agrium’s and The Potash Corporation of Saskatchewan’s exchange ratios • Post - merger returns calculated based on Nutrien’s performance since the January 2, 2018, completion of the merger of Agrium and The Potash Corporation of Saskatchewan Source: The peer group is comprised of Nutrien, Yara International, and Mosaic. Total shareholder return is calculated by and as sourced from Capital IQ on August 22, 2024 PROVEN TRACK RECORD OF SHAREHOLDER RETURN

17 Strong financial performance enhances cash flow generation Average 2019 - 2023 Net Debt/Adj. EBITDA (2) 43% 22% CF Peer Avg 37% 16% CF Peer Avg 0.7 1.2 CF Peer Avg Cash from Operations/Net Sales 4% 8% CF Peer Avg Note • Peer group is comprised of Nutrien, Yara International and Mosaic. See appendix for calculations for the 2019 - 2023 averages and peer financial metrics • The annual averages are based on referenced metrics reported in the financial statements for the years ended December 31, 201 9 - 2 023 of the Company and, as sourced from Capital IQ on August 22, 2024 (1) Adjusted EBITDA Margin calculated as adjusted EBITDA divided by net sales; see appendix for reconciliation of the Company's adjusted EBITDA and calculation of the adjusted EBITDA margin averages (2) Net Debt/Adjusted EBITDA calculated as ( i ) short - term debt, the current portion of long - term debt, and long - term debt less cash and cash equivalents (net debt), divided by (ii) adjusted EBITDA; see appendix for reconciliation of the Company's net debt for the period and adjusted EBITDA and calculation of the n et debt/adjusted EBITDA averages Achieve significant margins Disciplined cost structure Adj. EBITDA Margin (1) SG&A/Net Sales PROVEN TRACK RECORD OF SHAREHOLDER RETURN

18 Scope 3 Scope 1 & 2 Scope 1 Our committed goals to decarbonize our network Reduce Scope 1 CO 2 - equivalent emissions by 25% per ton of product by 2030 Reduce Scope 3 emissions by 10% by 2030 Achieve net - zero Scope 1 and 2 carbon emissions by 2050 These goals align with our long - standing commitment to environmental stewardship as well as with our stakeholders’ and society’s interests in reducing GHG emissions 0% 10% (2020 baseline) (2015 baseline year) CO 2 25% CLEAN ENERGY TRANSITION UNLOCKS GROWTH

CF Industries has a unique role to play in addressing some of the world's most critical needs

Food to feed a growing population

Consistent growth 1.5%-2% annually

Clean fuel to power the world's future

Clean energy applications expected to increase growth ~2x

Traditional Nitrogen Uses

- **Agriculture**
  - Nitrogen is a non-discretionary input to maintain high yields in corn, wheat, sugar and cotton
  - Spot market pricing
  - Accounts for ~80% of globally traded nitrogen
- **Industrial**
  - Growth follows GDP
  - Typically, ratable long-term offtake agreements
  - Less volatile pricing due to contract nature
  - Accounts for 20% of globally traded nitrogen

Clean Energy Opportunity

- **Unlocks growth**
  - Decarbonizes hard-to-abate industries such as power generation and marine shipping
  - Enhances existing business with low-carbon fertilizer and industrial product offerings
- **Early-mover status**
  - Low-carbon ammonia available in 2025
  - Partnering with global industry leaders
  - Evaluating greenfield low-carbon production facility with equity partners

CF 19

CLEAN ENERGY TRANSITION UNLOCKS GROWTH

20 CF positioned to serve traditional applications and new demand sources with low - carbon ammonia Opportunity to strengthen our existing business and provide significant growth Low - carbon Ethanol for SAF Consumer Packaged Goods Low - carbon fertilizers European CBAM Industrials Low - carbon ammonia Power Generation Maritime Fuel Unlocks new demand CLEAN ENERGY TRANSITION UNLOCKS GROWTH

Executing strategic initiatives to meet growing low-carbon ammonia demand

Decarbonization

Carbon Capture and Sequestration	Green Ammonia	Reduce Upstream Methane Leakage

- Partnering with ExxonMobil for CCS
  - Donaldsonville start-up expected in 2025
  - Yazoo City start-up expected in 2028
- Evaluating additional production sites and partners for CCS and other GHG reduction opportunities
- Commissioning electrolyzer for green ammonia
  - Secured 45V-compliant RECs
- Reducing upstream Scope 3 GHG emissions with MiQ certified natural gas

Clean Energy Growth

Low-carbon Ammonia Production Growth	Clean Ammonia Industry Demand Milestones

- Low-carbon ammonia technology FEED studies:
  - SMR ~65% CCS: complete
  - SMR + FGC 90-95% CCS: expected Q4 2024
  - ATR 90-95% CCS: expected Q4 2024
- JERA successfully completed first commercial ammonia/coal co-fire test
- Demonstration with POET to validate low-carbon fertilizer in the corn value-chain for low-carbon ethanol

Notes:
- Steam methane reformer (SMR), Carbon capture and sequestration (CCS), Autothermal reformer (ATR), Flue gas capture (FGC), Renewable energy certificates (RECs)
- CCS percentages represent the comparative reduction of Scope 1 carbon emissions expected to be achieved through CCS of process and flue gas carbon dioxide generated by ammonia production and currently emitted to the atmosphere

CF 21

CLEAN ENERGY TRANSITION UNLOCKS GROWTH

22 Low - carbon ammonia drives near - term margin opportunities United States 45Q tax credit for CCS (First 12 years from project startup) Enforced in 2026 for all imported nitrogen (Carbon Border Adjustment Mechanism) $100M+ projected free cash flow per year (1) Starting mid - 2025 North America tax incentives European Union CBAM Margin enhancement (1) Based on successful implementation of announced CCS projects within the CF network Low - carbon ammonia production cost with 45Q tax incentives competitive with conventional ammonia production cost Low - carbon ammonia expected to be higher margin than conventional ammonia in a CBAM market Decarbonization CLEAN ENERGY TRANSITION UNLOCKS GROWTH

23 Advantaged production and distribution network Strong operational excellence Proven track record of shareholder return Clean energy transition unlocks growth Uniquely positioned to continue creating significant long - term shareholder value

Appendix

Financial results – second quarter and first half 2024

In millions, except percentages, per MMBtu and EPS	Q2 2024	Q2 2023	1H 2024	1H 2023
Net sales	$ 1,572	$ 1,775	$ 3,042	$ 3,787
Gross margin	679	804	1,088	1,667
- As a percentage of net sales	43.2 %	45.3 %	35.8 %	44.0 %
Net earnings attributable to common stockholders	$ 420	$ 527	$ 614	$ 1,087
Net earnings per diluted share	2.30	2.70	3.31	5.55
EBITDA(1)	752	855	1,240	1,779
Adjusted EBITDA(1)	752	857	1,211	1,723
Diluted weighted-average common shares outstanding	182.8	195.0	185.5	195.9
Natural gas costs in cost of sales (per MMBtu)(2)	$ 1.90	$ 2.74	$ 2.30	$ 3.86
Realized derivatives loss in cost of sales (per MMBtu)(3)	—	0.01	0.23	0.70
Cost of natural gas used for production in cost of sales (per MMBtu)	$ 1.90	$ 2.75	$ 2.53	$ 4.56
Average daily market price of natural gas Henry Hub - Louisiana (per MMBtu)	2.04	2.12	2.24	2.40
Depreciation and amortization	222	221	475	427
Capital expenditures	84	95	182	164

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures
(2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory method
(3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives

CF

25

Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA 26 1H 2023 1H 2024 Q2 2023 Q2 2024 In millions $ 1,256 $ 744 $ 606 $ 506 Net earnings (169) (130) (79) (86) Less: Net earnings attributable to noncontrolling interest 1,087 614 527 420 Net earnings attributable to common stockholders 6 16 (4) 9 Interest expense (income) — net 303 185 134 123 Income tax provision 427 475 221 222 Depreciation and amortization Less other adjustments: (42) (48) (22) (21) Depreciation and amortization in noncontrolling interest (2) (2) (1) (1) Loan fee amortization (1) $ 1,779 $ 1,240 $ 855 $ 752 EBITDA (72) (34) — (1) Unrealized net mark - to - market gain on natural gas derivatives (2) 1 (1) — (Gain) loss on foreign currency transactions, including intercompany loans 2 — — — U.K. operations restructuring 16 4 3 1 Acquisition and integration costs (56) (29) 2 — Total adjustments $ 1,723 $ 1,211 $ 857 $ 752 Adjusted EBITDA (1) Loan fee amortization is included in both interest expense (income) – net and depreciation and amortization

Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued 27 FY 2022 FY 2023 Q2 2024 LTM In millions $ 3,937 $ 1,838 $ 1,326 Net earnings (591) (313) (274) Less: Net earnings attributable to noncontrolling interest 3,346 1,525 1,052 Net earnings attributable to common stockholders 279 (8) 2 Interest expense (income) — net 1,158 410 292 Income tax provision 850 869 917 Depreciation and amortization Less other adjustments: (87) (85) (91) Depreciation and amortization in noncontrolling interest (4) (4) (4) Loan fee amortization (1) $ 5,542 $ 2,707 $ 2,168 EBITDA 41 (39) (1) Unrealized net mark - to - market (gain) loss on natural gas derivatives 28 — 3 Loss on foreign currency transactions, including intercompany loans 239 — — U.K. long - lived and intangible asset impairment 19 10 8 U.K. operations restructuring — 39 27 Acquisition and integration costs — 43 43 Impairment of equity method investment in PLNL (14) — — Unrealized gain on embedded derivative liability 17 — — Pension settlement loss and curtailments gains — net 8 — — Loss on debt extinguishment 338 53 80 Total adjustments $ 5,880 $ 2,760 $ 2,248 Adjusted EBITDA (1) Loan fee amortization is included in both interest expense — net and depreciation and amortization

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued

In millions	FY 2021	FY 2020	FY 2019
Net earnings	**$ 1,260**	**$ 432**	**$ 646**
Less: Net earnings attributable to noncontrolling interest	(343)	(115)	(153)
Net earnings attributable to common stockholders	**917**	**317**	**493**
Interest expense – net	183	161	217
Income tax provision	283	31	126
Depreciation and amortization	888	892	875
Less other adjustments:			
Depreciation and amortization in noncontrolling interest	(95)	(80)	(82)
Loan fee amortization(1)	(4)	(5)	(9)
EBITDA	**$ 2,172**	**$ 1,316**	**$ 1,620**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	25	(6)	14
COVID impact: Special COVID-19 bonus for operational workforce	—	19	—
COVID impact: Turnaround deferral(2)	—	7	—
Loss on foreign currency transactions, including intercompany loans	6	5	(1)
U.K. goodwill impairment	285	—	—
U.K. long-lived and intangible asset impairment	236	—	—
Engineering cost write-off(3)	—	9	—
Loss on sale of surplus land	—	2	—
Gain on sale of Pine Bend facility	—	—	(45)
Property insurance proceeds(4)	—	(2)	(15)
PLNL tax withholding charge(5)	—	—	16
Loss on debt extinguishment	19	—	21
Total adjustments	571	34	(10)
Adjusted EBITDA	**$ 2,743**	**$ 1,350**	**$ 1,610**

(1) Loan fee amortization is included in both interest expense – net and depreciation and amortization
(2) Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic
(3) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes
(4) Represents proceeds related to a property insurance claim at one of the Company's nitrogen complexes
(5) Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company's Trinidad joint venture for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL.

CF 28

Non-GAAP: reconciliation of cash from operations to free cash flow and free cash flow to adjusted EBITDA conversion

In millions, except percentages, share price, and ratios	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023	Q2 2024 LTM
Cash provided by operating activities[1]	$ 1,505	$ 1,231	$ 2,873	$ 3,855	$ 2,757	$ 2,018
Capital expenditures	(404)	(309)	(514)	(453)	(499)	(517)
Distributions to noncontrolling interest	(186)	(174)	(194)	(619)	(459)	(348)
Free cash flow[1]	$ 915	$ 748	$ 2,165	$ 2,783	$ 1,799	$ 1,153
Free cash flow yield[1][2]	8.9 %	9.0 %	14.7 %	16.7 %	12.0 %	8.6 %
Shares outstanding as of period end	216.0	214.0	207.6	195.6	188.2	180.4
Share price as of period end — US dollars[3]	47.74	38.71	70.78	85.20	79.50	74.12
Market Cap	$ 10,312	$ 8,284	$ 14,694	$ 16,665	$ 14,962	$ 13,371
Adjusted EBITDA	1,610	1,350	2,743	5,880	2,760	$ 2,248
Free cash flow to Adjusted EBITDA conversion[1][4]	57 %	55 %	79 %	47 %	65 %	51 %

(1) *For FY 2022, includes the impact of $491M of tax and interest payments made in the second half of 2022 related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; For FY 2022, cash provided by operating activities, free cash flow, free cash flow yield and free cash flow to adjusted EBITDA conversion excluding the impact of such $491M is equal to $4.35B, $3.27B, 19.6% and 56%, respectively. The Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid.*

(2) *Represents annual free cash flow divided by market value of equity (market cap) as of December 31st for each year and June 30th for Q2 2024 LTM*

(3) *Source: FactSet*

(4) *Represents annual and Q2 2024 LTM free cash flow divided by annual and Q2 2024 LTM adjusted EBITDA*

CF 29

Reconciliation of peer average vs CF (2019 – 2023) financial metrics

Annual averages for the years 2019-2023; in millions, except percentages and ratios	CF	NTR	YAR	MOS	Peer Avg
Net Sales	$ 6,614	$ 26,265	$ 16,080	$ 12,553	$ 18,299
Selling, general and administrative expenses	$ 249	$ 3,564	$ 1,289	$ 431	$ 1,761
Adjusted EBITDA	$ 2,869	$ 6,609	$ 2,763	$ 3,094	$ 4,155
Short-term and long-term debt[(1)]	$ 3,463	$ 10,368	$ 3,789	$ 3,916	$ 6,024
Cash and cash equivalents	1,391	893	721	589	734
Net Debt[(2)]	$ 2,072	$ 9,475	$ 3,068	$ 3,327	$ 5,290
Net cash provided by operating activities	$ 2,444	$ 4,810	$ 2,008	$ 2,242	$ 3,020
Net cash provided by operating activities/ Net Sales	37%	18%	12%	18%	16%
Net Debt/Adjusted EBITDA	0.7	1.4	1.1	1.1	1.2
SG&A/ Net Sales	4%	14%	8%	3%	8%
Adjusted EBITDA Margin	43%	25%	17%	25%	22%

Note:

- *Peer group is comprised of Nutrien, Yara International, and Mosaic. The peer average column represents the calculated averages of the peer group constituents*
- *For the peer group, the financial metrics represent the averages for the referenced metrics (or equivalent) calculated from the peer group constituent's financial statements for the years ended December 31, 2019-2023 and as sourced from Capital IQ on August 22, 2024 (the "Peer Group Financial Statements"). The Peer Group Financial Statements' financial metrics may vary from actual reported results due to different definitions, variations in accounting treatments, fluctuations in foreign exchange rates, or other reasons. For the Company, the financial metrics represent the averages for the referenced metrics derived from the Company's financial statements for the years ended December 31, 2019-2023*

(1) Represents short-term debt, the current portion of long-term debt, and long-term debt

(2) Represents the average of (i) short-term debt, current portion of long-term debt, and long-term debt, less (ii) cash and cash equivalents

CF 30